UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

Block, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 Broadway, Suite 600

Oakland, CA 946121

(Address of principal executive offices)

(415) 375-3176

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0000001 par value per share	XYZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[1]

We have adopted a distributed work model and, therefore, have no formal headquarters. This address represents our “principal executive office,” which we are required to identify under Securities and Exchange Commission rules.

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On August 13, 2025, Block, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, as representative of the several initial purchasers listed in Schedule I therein (the “Initial Purchasers”), relating to the sale by the Company of $1.2 billion aggregate principal amount of its 5.625% Senior Notes due 2030 (the “2030 Notes”), and $1.0 billion in aggregate principal amount of its 6.000% Senior Notes due 2033 (the “2033 Notes” and, together with the 2030 Notes, the “Notes”) in private placements to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes were issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The aggregate principal amount of the offering was increased from the previously announced offering size of $1.5 billion.

The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include the repayment or repurchase of existing debt, potential acquisitions and strategic transactions, capital expenditures, investments and working capital.

The Purchase Agreement contains customary representations, warranties and covenants by the Company together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Indentures

On August 18, 2025, the Company entered into (i) an indenture relating to the issuance of the 2030 Notes (the “2030 Notes Indenture”), and (ii) an indenture relating to the issuance of the 2033 Notes (the “2033 Notes Indenture” and, together with the 2030 Notes Indenture, the “Indentures”), in each case, by and between the Company and the Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee of the Notes.

Interest

The 2030 Notes mature on August 15, 2030 and bear interest at a rate of 5.625% per annum. The 2033 Notes mature on August 15, 2033 and bear interest at a rate of 6.000% per annum. Interest on each series of Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2026.

Optional Redemption

The Company may redeem either series of Notes, in whole or in part, at any time prior to August 15, 2027, in the case of the 2030 Notes, and at any time prior to August 15, 2028, in the case of the 2033 Notes, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after August 15, 2027, in the case of the 2030 Notes, and on or after August 15, 2028, in the case of the 2033 Notes, the Company may redeem any or all of the Notes of the applicable series at specified prices as set forth in the applicable Indenture governing such series of Notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Repurchase of Notes upon a Change of Control Triggering Event

If the Company experiences a change of control triggering event (as defined in the applicable Indenture), the Company must offer to repurchase each series of Notes at a repurchase price equal to 101% of the principal amount of the Notes of such series to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Covenants

Each Indenture contains covenants that, among other things, restrict the ability of the Company and/or its domestic restricted subsidiaries to:

•	create certain liens and enter into sale and lease-back transactions;

•	create, assume, incur or guarantee certain indebtedness; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all of the Company and its subsidiaries assets, to another person.

These covenants are subject to a number of other limitations and exceptions set forth in each Indenture.

Each Indenture provide for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving the Company and its significant subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes of a series under the applicable Indenture will become due and payable immediately without further action or notice. If any other event of default under the applicable Indenture occurs or is continuing, the applicable Trustee or holders of at least 25% in aggregate principal amount of the applicable series of outstanding Notes under the applicable Indenture may declare all the Notes of such series to be due and payable immediately.

The description of the Notes and the Indentures contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of (i) the Indentures which are filed as Exhibits 4.1 and 4.3, respectively, hereto and are incorporated herein by reference, and (ii) the Form of 5.625% Senior Note due 2030 and the Form of 6.000% Senior Note due 2033, which are filed as Exhibits 4.2 and 4.4, respectively, hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On August 13, 2025, the Company issued a press release announcing its intention to offer approximately $1.5 billion aggregate principal amount of senior notes subject to market and other conditions, in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On August 13, 2025, the Company issued a press release announcing the upsize and pricing of its offering of $2.2 billion aggregate principal amount of the Notes to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 18, 2025, by and between Block, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (5.625% Senior Notes due 2030).

4.2	Form of 5.625% Senior Note due 2030 (included in Exhibit 4.1).

4.3	Indenture, dated as of August 18, 2025 by and between Block, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (6.000% Senior Notes due 2033).

4.4	Form of 6.000% Senior Note due 2033 (included in Exhibit 4.3).

10.1	Purchase Agreement, dated August 13, 2025, by and between Block, Inc. and Goldman Sachs & Co. LLC, as representative of the initial purchasers listed in Schedule I thereto.

99.1	Press release, dated August 13, 2025.

99.2	Press release, dated August 13, 2025.

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCK, INC.

/s/ Chrysty Esperanza
By:	Chrysty Esperanza
Title:	Chief Legal Officer and Corporate Secretary

Dated: August 18, 2025